EXHIBIT 99.1

Palatin Reports Second Quarter Fiscal Year 2024 Financial Results and Provides Corporate Update

•	Palatin’s Focus is Solely on the Development of its Melanocortin Receptor (MCR) System Pipeline

	o	PL9643 MELODY-1 Pivotal Phase 3 Study in Dry Eye Disease (DED)
		–	Topline Data Expected in February

	o	Oral PL8177 Phase 2 Clinical Study in Patients with Ulcerative Colitis
		–	Interim Analysis Expected in 2Q Calendar Year 2024
		–	Topline Results Expected in 2H Calendar Year 2024

	o	BMT 701 Phase 2 BREAKOUT study in patients with diabetic kidney disease
		–	Topline results expected in the second quarter of calendar year 2024

	o	Obesity: Combination of an MCR4 Agonist + glucagon like peptide-1 (GLP-1)
		–	Phase 2 Clinical Study Targeted to Start 1Q Calendar Year 2024

	o	Male Sexual Dysfunction: Bremelanotide Co-Formulated with a PDE5i for the Treatment of ED in Patients that do not Respond to PDE5i Monotherapy
		–	Phase 2 Clinical Study Targeted to Start 1Q Calendar Year 2024

•	Vyleesi®

	o	Completed Asset Sale to Cosette Pharmaceuticals for up to $171 Million
		–	$12 Million Upfront / Up to $159 Million in Sales-Based Milestones

•	Closed on Gross Proceeds of $15 Million in Equity

•	Teleconference and Webcast to be held on February 15, 2024, at 11:00 AM ET

CRANBURY, NJ – February 15, 2024 /PRNewswire/ – Palatin Technologies, Inc. (NYSE American: PTN), a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor system, today announced financial results for its fiscal second quarter ended December 31, 2023.

“With the planned divestiture of Vyleesi completed, our focus is solely on advancing our robust melanocortin-based development and clinical pipeline,” said Carl Spana, Ph.D., President and CEO of Palatin. “We have multiple topline data result readouts in the near future, notably our MELODY-1 pivotal Phase 3 dry eye disease trial, our Phase 2 ulcerative colitis trial and our Phase 2 diabetic kidney disease study.

Dr. Spana further commented, “We are also excited to commence two new clinical trials in the first half of calendar year 2024, with topline data readouts in the second half of calendar year 2024. The first is a Phase 2 clinical study of a MCR4 agonist plus a GLP-1 in obese patients. The second is a Phase 2 clinical study evaluating bremelanotide co-formulated with a PDE5i, for the treatment of erectile dysfunction in patients that do not respond to PDE5i monotherapy.”

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Fiscal Second Quarter Ended December 31, 2023 Business Highlights and Recent Updates

Anti-Inflammatory / Autoimmune Programs (melanocortin agonists)

•	PL9643 MELODY-1 pivotal Phase 3 study for the treatment of dry eye disease (DED)

o	Database lock completed (575 patients enrolled)
o	Topline data readout expected in February
o	Additional trial information, including inclusion and exclusion criteria, can be found at https://clinicaltrials.gov/ via the identifier NCT04268069

•	PL8177 Phase 2 oral formulation for the treatment of ulcerative colitis (UC):

o	Interim assessment expected in the second quarter of calendar year 2024
o	Topline data readout expected in the second half of calendar year 2024
o	Additional trial information, including inclusion and exclusion criteria, can be found at https://clinicaltrials.gov/ via the identifier NCT05466890

•	Bremelanotide Phase 2 BREAKOUT study (BMT 701) in patients with diabetic kidney disease:

o	Topline results expected in the second quarter of calendar year 2024
o	Additional trial information, including inclusion and exclusion criteria, can be found at https://clinicaltrials.gov/ via the identifier NCT05709444

Metabolic Program (Obesity):

•	Presented positive data with bremelanotide, a melanocortin receptor 4 (MCR4) agonist plus glucagon like peptide-1 (GLP-1) showing increased weight loss and greater glucose control above monotherapy:

o	Phase 2 clinical study targeted to start in the first half of calendar year 2024
o	Topline data readout expected in the second half calendar year 2024
o	Initiation of investigational new drug (IND) enabling activities for a novel MCR4 selective long-acting agonist expected in the second half of calendar 2024.

Sexual Health Program (Male Sexual Dysfunction)

•

Initiation of clinical program framework for the evaluation of bremelanotide co-formulated with PDE5 inhibitor (PDE5i), for the treatment of erectile dysfunction (ED) in patients that do not respond to PDE5i monotherapy:

o	Phase 2 clinical study in PDE5i non-responder ED patients expected to commence in the first half of calendar year 2024
o	Topline data readout expected in the second half of calendar year 2024

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Vyleesi® (bremelanotide injection) / Hypoactive Sexual Desire Disorder (HSDD)

•	Completed asset sale to Cosette Pharmaceuticals for up to $171 million in December 2023 for female HSDD:

o	$12 million upfront, plus potential sales-based milestones of up to $159 million based on annual net sales ranging from $15 million to $200 million
o	Palatin retained rights and use of bremelanotide for obesity and male erectile dysfunction indications

Other:

•

Registered Direct Offering: On January 30, 2024, Palatin entered into a securities purchase agreement with healthcare-focused institutional investors, selling and issuing an aggregate of 1,831,503 shares of Palatin common stock, $0.01 par value per share, at a purchase price of $5.46 per share of common stock. Palatin also agreed to issue in a private placement warrants to purchase up to an aggregate of 1,831,503 shares of Palatin common stock at an exercise price of $5.46 per share. The Offering was completed on February 1, 2024, with the Company receiving gross proceeds of $10 million. The Common Warrants are exercisable beginning six months after the date of issuance and will expire on the date that is four years after the closing date.

•

Registered Direct Offering: On October 23, 2023, Palatin entered into a securities purchase agreement with an institutional investor, selling and issuing an aggregate of 2,358,491 shares of Palatin common stock, $0.01 par value per share, at a purchase price of $2.12 per share of common stock. Palatin also agreed to issue in a private placement warrants to purchase up to an aggregate of 2,358,491 shares of Palatin common stock at an exercise price of $2.12 per share. The Offering was completed on October 24, 2023, with the Company receiving gross proceeds of $5 million. The Common Warrants are exercisable beginning six months after the date of issuance and will expire on the date that is five and a half years after the closing date.

Fiscal Second Quarter Ended December 31, 2023 Financial Results

Revenue

Total revenue consists of gross product sales of Vyleesi, net of allowances and accruals.

Vyleesi gross product sales to pharmacy distributors for the quarter ended December 31, 2023 were $4.3 million, with net product revenue of $2.0 million, compared to gross product sales of $2.6 million and net product revenue of $1.0 million for the comparable quarter last year. Gross product sales increased 64% and net product revenue increased 98% over the comparable quarter last year.

Operating Expenses

Total operating expenses were $0.9 million, net of a $7.8 million gain on the sale of Vyleesi, compared to $6.6 million, net of a $1.0 million gain on Vyleesi purchase commitments, for the comparable quarter last year. The decrease in operating expenses was mainly the result of the gain recognized on the sale of Vyleesi to Cosette Pharmaceuticals.

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Other Income / (Expense)

Total other income / (expense), net, consists mainly of the change in fair value of warrant liabilities, which Palatin has recorded as a liability on the consolidated financial statements, including the revisions of certain prior period amounts to correct a misstatement with respect to classifying warrants as equity instead of a liability. The statement of operations is adjusted each quarter to reflect changes in the fair value of these warrants. For the quarters ended December 31, 2023, and 2022, Palatin recorded a fair value adjustment loss of $8.1 million and a gain of $5.2 million, respectively.

Warrant Liabilities

Palatin has assessed the impact of improperly classifying the warrants related to the October 2022 financing within equity, rather than as a warrant liability that is adjusted through charges or credits to the statement of operations to reflect changes in the fair value of the warrants, and determined the impact is not material, quantitatively or qualitatively, to any prior period impacted. Accordingly, the Company will adjust prior periods as those financial statements are presented for comparative purposes in future filings.

On January 24, 2024, the Company and warrant holders amended the terms of the warrants related to the October 2022 and October 2023 financings. As a result, the $11.9 million of warrant liabilities as of December 31, 2023, are expected to be reclassified to additional paid-in capital upon amendment.

Cash Flows

Palatin’s net cash used in operations was $10.5 million, compared to net cash used in operations of $9.7 million for the same period last year. The increase in net cash used in operations is mainly due to the gain on the sale of Vyleesi of $7.8 million and working capital changes, offset by a loss as the result of the change in fair value of liability classified warrants of $8.1 million for the quarter ended December 31, 2023.

Net Loss

Palatin’s net loss was $7.8 million, or $(0.56) per basic and diluted common share, compared to net income of $2.7 million, or $0.25 per basic and diluted common share for the comparable period last year.

The change to net loss over the comparable quarter last year was due to several factors, including an increase in net product revenue of Vyleesi of $1.0 million, a gain on the sale of Vyleesi of $7.8 million and the change in fair value of warrant liabilities of $8.1 million of expense, in 2023, and $5.2 million of income in the change in fair value of warrant liabilities and the recognition of an income tax benefit of $4.7 million, in 2022.

Cash Position

As of December 31, 2023, Palatin’s cash, cash equivalents and marketable securities were $9.5 million plus $2.3 million of accounts receivable, compared to cash, cash equivalents and marketable securities of $5.5 million plus $1.3 million of accounts receivable, as of September 30, 2023, and cash, cash equivalents and marketable securities of $11.0 million plus $2.9 million of accounts receivable, as of June 30, 2023.

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The $9.5 million of cash, cash equivalents and marketable securities as of December 31, 2023, does not include $9.2 million of net proceeds from the Registered Direct Offering, which closed in February 2024. The Company believes that existing cash, cash equivalents, marketable securities and accounts receivable, will be sufficient to fund currently anticipated operating expenses and disbursements into the second half of calendar year 2024.

Conference Call / Webcast

Palatin will host a conference call and audio webcast on February 15, 2024, at 11:00 a.m. Eastern Time to discuss the results of operations in greater detail and provide an update on corporate developments. Individuals interested in listening to the conference call live can dial 1-888-506-0062 (US) or 1-973-528-0011 (International), conference ID 397299. The audio webcast and replay can be accessed by logging on to the “Investor-Webcasts” section of Palatin’s website at http://www.palatin.com or by clicking here. A telephone and audio webcast replay will be available one hour after the completion of the call. To access the telephone replay, dial 1-877-481-4010 (US) or 1-919-882-2331 (International), passcode 49945. The webcast and telephone replay will be available through February 29, 2024.

About Melanocortin Receptor Agonists

The melanocortin receptor (“MCR”) system has effects on inflammation, immune system responses, metabolism, food intake, and sexual function. There are five melanocortin receptors, MC1R through MC5R. Modulation of these receptors, through use of receptor-specific agonists, which activate receptor function, or receptor-specific antagonists, which block receptor function, can have medically significant pharmacological effects.

Many tissues and immune cells located in the eye (and other places, for example the gut and kidney) express melanocortin receptors, empowering our opportunity to directly activate natural pathways to resolve disease inflammation.

About Palatin

Palatin is a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor systems, with targeted, receptor-specific product candidates for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com and follow Palatin on Twitter at @PalatinTech.

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Forward-looking Statements

Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about market potential of Vyleesi and other Palatin products in development, clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates, and market potential for product candidates are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the FDA and other regulatory and the need for regulatory approvals, Palatin's ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin's products, and other factors discussed in Palatin's periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating events that occur after the date of this press release.

Investor Inquiries:	Media Inquiries:
Stephen T. Wills, CPA, MST	Paul Arndt, MBA, LifeSci Advisors
CFO/COO (609) 495-2200	Managing Director (646) 597-6992
Info@Palatin.com	Paul@LifeSciAdvisors.com

Palatin Technologies® is a registered trademark of Palatin Technologies, Inc.

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(Financial Statement Data Follows)

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PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022

REVENUES
Product revenue, net	$2,034,113	$1,026,416	$4,140,090	$1,896,070

OPERATING EXPENSES
Cost of products sold	97,637	98,707	97,637	185,203
Research and development	5,554,200	4,367,538	10,568,830	10,394,569
Selling, general and administrative	3,032,613	3,174,344	6,232,857	6,683,142
Gain on sale of Vyleesi	(7,823,482)	-	(7,823,482)	-
Gain on purchase commitment	-	(1,027,322)	-	(1,027,322)
Total operating expenses	860,968	6,613,267	9,075,842	16,235,592

Income (loss) from operations	1,173,145	(5,586,851)	(4,935,752)	(14,339,522)

OTHER INCOME (EXPENSE)
Investment income	62,026	186,473	133,656	274,962
Foreign currency loss	(306,697)	(693,231)	(146,947)	(274,855)
Interest expense	(1,605)	(5,487)	(12,487)	(15,089)
Offering expenses	(696,912)	(1,115,765)	(696,912)	(1,115,765)
Change in fair value of warrant liabilities	(8,073,991)	5,247,308	(7,391,591)	5,247,308
Total other (expense) income, net	(9,017,179)	3,619,298	(8,114,281)	4,116,561

(Loss) Income before income taxes	(7,844,034)	(1,967,553)	(13,050,033)	(10,222,961)
Income tax benefit	-	4,674,999	-	4,674,999
NET (LOSS) INCOME	$(7,844,034)	$2,707,446	$(13,050,033)	$(5,547,962)

Basic and diluted net (loss) income per common share	$(0.56)	$0.25	$(0.99)	$(0.54)

Weighted average number of common shares outstanding used in computing basic and diluted net (loss) income per common share	14,097,757	10,802,863	13,134,228	10,215,616

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PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Balance Sheets
(unaudited)

	December 31, 2023	June 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$9,485,252	$7,989,582
Marketable securities	-	2,992,890
Accounts receivable	2,346,163	2,915,760
Inventories	-	526,000
Prepaid expenses and other current assets	413,954	1,897,281
Total current assets	12,245,369	16,321,513

Property and equipment, net	550,465	684,910
Right-of-use assets - operating leases	702,003	876,101
Other assets	56,916	56,916
Total assets	$13,554,753	$17,939,440

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities:
Accounts payable	$1,593,476	$4,303,527
Accrued expenses	5,614,247	6,511,059
Short-term operating lease liabilities	363,718	354,052
Short-term finance lease liabilities	99,912	106,392
Other current liabilities	3,528,050	3,856,800
Total current liabilities	11,199,403	15,131,830

Long-term operating lease liabilities	357,744	544,323
Long-term finance lease liabilities	-	46,014
Other long-term liabilities	1,106,700	2,083,200
Warrant liabilities	11,852,232	1,850,544
Total liabilities	24,516,079	19,655,911

Contingently redeemable warrants	423,100	263,400

Stockholders’ deficiency:
Preferred stock of $0.01 par value – authorized 10,000,000 shares: shares issued and outstanding designated as follows:
Series A Convertible: authorized 4,030 shares as of December 31, 2023: issued and outstanding 4,030 shares and outstanding 4,030 shares as of December 31, 2023 and June 30, 2023	40	40
Common stock of $0.01 par value – authorized 300,000,000 shares: issued and outstanding 14,305,137 shares as of December 31, 2023 and 11,656,714 shares as of June 30, 2023	143,051	116,567
Additional paid-in capital	413,552,953	409,933,959
Accumulated deficit	(425,080,470)	(412,030,437)
Total stockholders’ deficiency	(11,384,426)	(1,979,871)
Total liabilities and stockholders’ deficiency	$13,554,753	$17,939,440

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